                                                                   EXHIBIT 10.15


                -----------------------------------------------



                            SHAREHOLDERS' AGREEMENT



                                     among


                              MAINSTREAM LIMITED

                     (TO BE RENAMED STAR TELECOM OVERSEAS
                           (CAYMAN ISLANDS) LIMITED

                                      and

                  INTERNATIONAL WIRELESS COMMUNICATIONS, INC.

                                      and

                         STAR TELECOM HOLDING LIMITED


                       _________________________________
                          Dated as of August 30, 1996
                       _________________________________



                -----------------------------------------------

                            SHAREHOLDERS AGREEMENT

      SHAREHOLDERS' AGREEMENT, dated as of August 30, 1996 (this "Agreement"), among MAINSTREAM LIMITED (to be renamed STAR TELECOM OVERSEAS (CAYMAN ISLANDS) LIMITED), a Cayman Islands exempted company with its principal offices at 6th Floor, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon (the "Company"), INTERNATIONAL WIRELESS COMMUNICATIONS, INC., a Delaware corporation with its principal offices at 400 South El Camino Real, San Mateo, California 94402, U.S.A. ("IWC"), and STAR TELECOM HOLDING LIMITED, a Hong Kong corporation with its registered offices at 6/F, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong ("STHL").

      As of the date hereof, STHL is the registered and beneficial owner of all of the issued ordinary shares, par value US$1.00 per share of the Company ("Shares"). The Company's sole direct subsidiary is Star Paging India Limited, a Mauritius company ("Star India"), which holds a minority interest of 10.989% in RPG Paging Services Limited, an Indian company that provides paging services ("RPG"), and it also has developed opportunities to enter into joint ventures with paging license holders or paging license tenders in Thailand, Taiwan, Indonesia, the Philippines and Cambodia to provide paging services in each of those countries.

      STHL desires to reduce its shareholding and equity interest in the Company from 100% to 30%, whereas IWC desires to acquire up to a 70% shareholding and equity interest in the Company subject to the STHL Option (as defined in Section
8). The Company, IWC and STHL have entered into a Subscription Agreement dated as of August 30, 1996 (the "Subscription Agreement") pursuant to which, among other things, the Company has agreed to issue and allot to IWC, and IWC has agreed to subscribe for, 12,600 Shares for the consideration specified in the Subscription Agreement.

      The parties hereto wish to provide for certain matters relating to the transfer of Shares and the management and operation of the Company and its existing and future subsidiaries. This Agreement is entered into as a condition precedent to the subscription for Shares by IWC under the Subscription Agreement.

      In consideration of the foregoing and of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1.  Definitions.
          -----------

          1.1  Certain Definitions.  The following capitalized terms shall have
               -------------------
the following meanings for purposes of this Agreement:

          "Affiliate" means, in relation to any Shareholder, a Person
           ---------
controlling, controlled by or under common control with such Shareholder. For purposes of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Basic Documents" means this Agreement, the Charter Documents, the
          ---------------
Subscription Agreement, the Technical Services Agreement, the Management Services Agreement, the Noncompetition Agreement and the License Agreement.

         "Board" means the board of directors of the Company.
          -----

         "Charter Documents" means, collectively, the Memorandum of Association
          -----------------
and the Articles of Association of the Company.

         "Company Projects" means (i) the projects listed in Exhibit A and (ii)
          ----------------
any other projects approved by the Board as provided in Section 5.4.

         "Director" mean a director of the Company (including any duly appointed
          --------
alternate director).

         "Financial Year" means the financial year of the Company, which shall
          --------------
end on December 31.

         "License Agreement" means the technology and trademark license
          -----------------
agreement entered into between the Company and STHL as of the date hereof.

         "Management Services Agreement" means the Management Services Agreement
          -----------------------------
entered into as of the date hereof between the Company and IWC.

         "Noncompetition Agreement" means the Noncompetition Agreement entered
          ------------------------
into as of the date hereof between STHL and IWC.

         "Person" means any natural person, corporation, partnership, firm,
          ------
joint venture, association, joint stock company, trust, unincorporated association, governmental authority or other legal entity.

         "Securities" means shares in the share capital of the Company and any
          ----------
options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such share capital.

         "Shareholder" means (i) each of IWC and STHL, for so long as they
          -----------
remain shareholders of the Company, and (ii) any other Person who becomes a shareholder of the Company in accordance with the terms of this Agreement and executes a Deed of Adherence substantially in the form attached hereto as Exhibit B, for so long as such Person remains a shareholder of the Company.

         "Subsidiary" means (i) Star India, (ii) RPG and (iii) any other
          ----------
corporation, partnership or other entity in which the Company directly or indirectly holds a majority interest in the form of shares, membership, partnership interests or otherwise in the future.

         "Technical Services Agreement" means the Technical Services Agreement
          ----------------------------
entered into as of the date hereof between the Company and STHL.

         "US dollars," "US$" or "$" means United States dollars, the
          ------------------------
lawful currency of the United States of America.

         1.2  Principles of Interpretation.  (a)  Any reference herein to any
              ----------------------------
Article, Section, Exhibit or Schedule shall refer to such Article or Section of, or Exhibit or Schedule to, this Agreement. The words "herein," "hereof" and "hereunder," and words of like import, shall refer to this Agreement as a whole and not to any particular provision hereof.

              (b) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent Person or Persons may require.

              (c) The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

      2. Business of the Company.  The business of the Company shall be to
         -----------------------
engage in radio paging businesses, directly or indirectly through the Subsidiaries.

      3. Restrictions on Transfer of Shares.
         ----------------------------------

         3.1  Limitation on Transfer.  No Shareholder shall sell, give, assign,
              ----------------------
hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each, a "Transfer") any Securities, or any right, title or interest therein or thereto, except as expressly permitted by this Article 3. Any attempt to Transfer any Securities or any rights therein or thereto in violation of the preceding sentence shall be null and void ab initio, and the Company shall not register any such Transfer.
              -- ------

         3.2  Transfers in Compliance with Law.  Notwithstanding any other
              --------------------------------
provision of this Agreement, no Transfer may be made pursuant to this Article 3 unless (a) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to a Deed of Adherence substantially in the form attached hereto as Exhibit B, (b) the Transfer complies in all respects with the applicable provisions of this Agreement and (c) the Transfer complies in all respects with applicable securities laws. If requested by the Company in its reasonable discretion, an opinion of counsel to such transferring Shareholder shall be supplied to the Company, at such transferring Shareholder's expense, to the effect that such Transfer complies with applicable securities laws.

         3.3  Affiliate Transfers.
              -------------------

              3.3.1  Permitted Transferees.  Any Shareholder may Transfer some
                     ---------------------
or all of the Securities held by such Shareholder to an Affiliate of such Shareholder without compliance with the provisions of Section 3.4.

              3.3.2  Change in Status.  If Securities are Transferred by a
                     ----------------
Shareholder to an Affiliate of such Shareholder and such transferee shall at any time cease to be an Affiliate of such Shareholder, such Securities shall be transferred (i) back to the original Shareholder or (ii) to another Affiliate of that Shareholder.

              3.3.3  Combined Holdings.  The Securities held by a Shareholder
                     -----------------
and such Shareholder's Affiliates shall for all purposes of this Agreement be treated as Securities held by a single Shareholder. Notwithstanding a Transfer to an Affiliate, the Shareholder shall remain liable for any and all of its obligations under this Agreement and the Subscription Agreement.

         3.4  Right of First Refusal and Right of Co-Sale.  Each Shareholder (a
              -------------------------------------------
"Transferor") who proposes to Transfer Securities to a third party (a "Third Party Purchaser") grants to each other Shareholder (a "Section 3.4 Rightholder") a right of first refusal ("Right of First Refusal") to purchase such Section 3.4 Rightholder's pro-rata share of such Securities and a pro-rata right of co-sale to participate in such Transfer ("Right of Co-Sale") at the option of each
Section 3.4 Rightholder in accordance with Section 3.4(b).

              (a) Each Transferor shall furnish to each Section 3.4 Rightholder written notice (the "Transferor Notice") of the intended disposition, including the identity of the Third Party Purchaser, the price at which the Securities are proposed to be Transferred and the general terms upon which such Transfer is proposed to be made.

              (b) Each Section 3.4 Rightholder shall have 21 calendar days after the receipt of the Transferor Notice (i) to agree to purchase its pro-rata share of such Securities for the price and upon the general terms specified in the notice by giving written notice to the Transferor and stating therein the quantity of Securities to be purchased or (ii) to agree to participate in the Transfer at the price and upon the general terms specified in the notice by giving written notice to the Transferor and stating therein the number of the
Section 3.4 Rightholder's Securities to be sold. A Section 3.4 Rightholder may exercise either its Right of First Refusal or its Right of Co-Sale pursuant to this Section 3.4, but may not exercise both such rights with respect to any single proposed Transfer of Securities.

              (c) For purposes of this Section 3.4, if a Section 3.4 Rightholder elects to exercise its pro-rata Right of Co-Sale, the number of Securities it may sell to the Third Party Purchaser shall be equal to the product of the total number of Securities proposed to be sold by the Transferor to the Third Party Purchaser multiplied by a fraction, the numerator of which shall be the total number of Securities owned by the Section 3.4 Rightholder and the denominator of which shall be the total number of Securities owned by the Transferor and all of the Section 3.4 Rightholders.

              (d) In the event the Section 3.4 Rightholders waive or fail to exercise in full the Right of First Refusal or if any Section 3.4 Rightholders exercise their Right of Co-Sale within the above-mentioned time periods, then the Transferor and such exercising Section 3.4 Rightholders shall have 120 calendar days thereafter to transfer Securities to the Third Party Purchaser at the price and upon the terms specified in the Transferor Notice. The total number of Securities permitted to be Transferred to the Third Party Purchaser by the Transferor hereunder shall be equal to the number of Securities with respect to which the Section 3.4 Rightholders waived or failed to exercise their Right of First Refusal less that number of Securities to be sold to the Third Party Purchaser by Section 3.4 Rightholders pursuant to the exercise of their Right of Co-Sale. In the event the Transferor does not Transfer such Securities to the Third Party Purchaser within such 120-day period, the Transferor shall not thereafter Transfer such Securities without again complying with the Right of First Offer and Right of Co-Sale provisions in this Section 3.4.

              (e) The exercise or non-exercise of the Right of First Refusal and the Right of Co-Sale by a Section 3.4 Rightholder with respect to a Transfer of Securities by a Transferor shall not affect such Section 3.4 Rightholder's Right of First Refusal or Right of Co-Sale with respect to subsequent transfers of Securities.

              (f) A change in the beneficial ownership of any Shareholder or any Person that controls a Shareholder shall not constitute a Transfer of Securities that causes the Right of First Refusal and the Right of Co-Sale to arise hereunder so long as such Shareholder's ownership interest in the Company does not constitute the primary asset of such Shareholder or other Person in respect of which such change in beneficial ownership occurs.

              (g) Any Section 3.4 Rightholder may assign its Right of First Refusal or Right of Co-Sale hereunder to (i) any other Section 3.4 Rightholder,
(ii) any Affiliate of such Section 3.4 Rightholder or (iii) a nominee of such
Section 3.4 Rightholder, insofar as such Section 3.4 Rightholder is unable to reap the benefit of this Section 3.4 because the Transfer of Securities to such
Section 3.4 Rightholder as provided herein is not permitted by any governmental authority or is not possible for any other reason.

         3.5  Veto Rights.  If a Shareholder proposes to Transfer Securities to
              -----------
a Third Party Purchaser that is engaged in the paging business or any other business in which the Company is directly or indirectly engaged at the time of the proposed Transfer, non-Transferring Shareholders holding in the aggregate at least 25% of the issued Shares shall each have the right to prohibit such Transfer, notwithstanding compliance by the Transferor with Section 3.4.

      4. Right of First Offer.  The Company hereby grants to each Shareholder a
         --------------------
right of first offer ("Right of First Offer") to subscribe for such Shareholder's pro-rata share of any New Securities (as defined in Section 4(e) below) that the Company may from time to time propose to issue.

         (a) In the event that the Company proposes to undertake an issuance of New Securities, the Company shall give written notice (the "Company Notice") of its intention to so issue such New Securities to each Shareholder. The Company Notice shall include the type and number of such New Securities, the price and the general terms upon which such New Securities are proposed to be issued, the number of such New Securities for which each Shareholder is entitled to subscribe pursuant to this Section 4 and the identity of the Person(s) to whom such New Securities are proposed to be issued (the "Proposed Acquirers").

         (b) Each Shareholder shall have 21 calendar days after the receipt of the Company Notice to agree to subscribe for its pro-rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the number of New Securities for which such Shareholder shall subscribe. If any Shareholder fails to exercise or waives its Right of First Offer hereunder (a "Non-Exercising Shareholder"), the Company shall give notice to all Shareholders who do exercise their Right of First Offer (the "Exercising Shareholders") of such failure or waiver.

         (c) Each Exercising Shareholder shall have a right of over allotment to subscribe for its pro-rata portion of any New Securities not subscribed for by a Non-Exercising Shareholder hereunder. Each Exercising Shareholder may exercise such right of over allotment by giving written notice to the Company within seven calendar days of receipt of the notice of non-exercise or waiver from the Company described in clause (b) above and stating therein the number of New Securities for which such Exercising Shareholder shall subscribe.

         (d) In the event the Shareholders waive or fail to exercise in full the Right of First Offer set forth in clauses (b) and (c) of this Section 4 within the above-mentioned time periods, then the Company shall have 120 calendar days thereafter to sell any New Securities with respect to which the Shareholders did not exercise their Right of First Offer at a price and upon general terms no more favorable to the Proposed Acquirers than those specified in the Company Notice. In the event the Company does not sell the New Securities within such 120-day period, the Company shall not thereafter issue or sell such New Securities without first offering such New Securities to the Shareholders in accordance with this Section 4.

         (e) For the purposes of this Section 4, the term "New Securities" shall mean any Securities, whether now authorized or authorized in the future, that are offered for subscription or sale by the Company.

         (f) The exercise or non-exercise of the Right of First Offer by a Shareholder hereunder with respect to an issuance of New Securities shall not affect such Shareholder's Right of First Offer with respect to subsequent issuances of New Securities.

         (g) Any Proposed Acquirer to whom New Securities are issued pursuant to this Section 4 shall become a party to and shall be bound by the restrictions on Transfer and the other restrictions and obligations set forth in this Agreement to the same extent and with the same force and effect as if such person were an original signatory hereto. Each Proposed Acquirer shall, as a condition to subscribing for such New Securities, execute a Deed of Adherence substantially in the form of Exhibit B upon or before the consummation of the issuance of such New Securities.

         (h) The Right of First Offer shall not apply with respect to New Securities issued to STHL upon exercise of the STHL Option.

      5. Management.
         ----------

         5.1  General.  From and after the date hereof, each Shareholder shall
              -------
vote its Shares at any ordinary general meeting or extraordinary general meeting of Shareholders (a "Shareholders' Meeting") or in any written resolution executed in lieu of such a meeting of Shareholders (a "Written Resolution"), and shall take all other actions necessary, to give effect to the provisions of this Agreement (including, without limitation, Section 5.2.2) and to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement. In addition, each Shareholder shall vote its Shares at any Shareholders' Meeting, or act by Written Resolution with respect to such Shares, upon any matter submitted for action by the Shareholders or with respect to which such Shareholder may vote or act by Written Resolution, in conformity with the specific terms and provisions of this Agreement and the Charter Documents.

         5.2  Board of Directors.
              ------------------

              5.2.1  Authority of Board.  Subject only to the provisions of this
                     ------------------
Agreement and the Charter Documents, the Board shall have ultimate responsibility for management and control of the Company.

              5.2.2  Number and Composition.  The number of Directors
                     ----------------------
constituting the entire Board shall be five members. Each Shareholder shall vote its Shares at any Shareholders' Meeting called for the purpose of filling the positions on the Board or in any Written Resolution executed for such purpose to elect, and shall take all other actions necessary to ensure the election to the Board of, (i) three nominees of IWC and (ii) two nominees of STHL.

              5.2.3  Removal and Replacement of Directors.
                     ------------------------------------

                     (a) A Director shall be removed from the Board, with or without cause, upon, and only upon, the affirmative vote of the Shareholders in accordance with this Section 5.2.3. Each Shareholder shall vote its Shares for the removal of a Director upon the request of the Shareholder that nominated such Director. Otherwise, no Shareholder shall vote for the removal of a Director.

                     (b) In the event any Director resigns or is removed in accordance with Section 5.2.3(a), the Shareholders shall, before the transaction of any other business by the Shareholders or the Board, elect a successor or replacement nominated by the Shareholder that nominated such Director. Such successor or replacement Director shall be elected on or as soon as possible after the date of such resignation or removal.

              5.2.4  Chairman of the Board.  The Chairman of the Board shall be
                     ---------------------
nominated by IWC.  The Chairman of the Board shall have no casting vote.

              5.2.5  Alternate Directors.  A Director may at any time appoint
                     -------------------
another person (including another Director) to be his alternate Director, and may at any time terminate such appointment. Any person so appointed shall be entitled to receive notices of and to attend and vote at meetings of the Board and count towards a quorum and shall automatically vacate his office on the expiration of the term for, or the happening of the event, until which he is by the terms of his appointment to hold office or if the appointor in writing terminates the appointment or if the appointor himself ceases for any reason to hold office as a

Director. An appointment of an alternate Director shall not prejudice the right of the appointor to receive notices of and to attend and vote at meetings of the Board, and the powers of the alternate Director shall automatically be suspended during such time as the Director appointing him is himself present in person at a meeting of the Board.

         5.3  Board Meetings.
              --------------

              5.3.1  Notice.  Meetings of the Board may be called by the of
                     ------
Chairman the Board or any two Directors. Not less than 14 days' notice of any Board meeting shall be given to all Directors; provided, however, that such
                                               --------  -------
notice period may be reduced if approved by all of the Directors in writing. The venue for Board meetings shall be the principal offices of the Company unless otherwise approved by the Board.

              5.3.2  Quorum.  All meetings of the Board shall require a quorum
                     ------
consisting of at least three Directors, including at least one Director nominated by IWC and at least one Director nominated by STHL. Notwithstanding the foregoing, if such a quorum is not present within one hour from the time appointed for the meeting, the meeting shall adjourn to such place and time (which is at least 14 days later) as those Directors who did attend shall decide or, if no such decision is reached, at the same place and time 14 days later, at which time the Directors present shall constitute a quorum.

              5.3.3  Proxies.  Any Director may, by written notice to the
                     -------
Company Secretary, authorize another Director to attend and vote by proxy for such Director at any Board meeting.

              5.3.4  Telephonic Meetings.  Directors may participate in a
                     -------------------
meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other at the same time.

              5.3.5  Voting.  Except as set forth in Section 5.3.6 or Section
                     ------
5.4, the adoption of any resolution of the Board shall require the affirmative vote of Directors holding a majority of the votes held by Directors present at a duly constituted meeting of the Board at which a quorum is present.

              5.3.6  Written Resolution.  By notice and copy to all Directors,
                     ------------------
resolutions may be adopted in writing by (i) in the case of matters other than those specified in Section 5.4 and, to the extent permitted by Cayman Islands law, a majority of Directors, including at least one Director nominated by IWC and one Director nominated by STHL or (ii) in the case of matters specified in
Section 5.4, all Directors.

         5.4  Matters Requiring Unanimous Approval.  The following matters shall
              ------------------------------------
require the affirmative vote or written consent of all Directors:

              (a) any increase or decrease in the size of the Board;

              (b) annual business plans of the Company and the Company Projects and any material changes thereto;

              (c) any decision to make an investment in or pursue any joint ventures or projects, or any decision to make any additional investment in any of the Company Projects;

              (d) hiring of a chief executive officer, chief financial officer, chief operating officer and technical director of the Company;

              (e) any merger, reorganization or other transaction that results in a change in control of the Company or any of the Company Projects or any sale of all or substantially all of the Company or its assets or of any of the Company Projects or such Company Project assets;

              (f) termination of the Company's operations or the operations of any of the Company Projects;

              (g) any decision to raise additional equity or debt financing, incur any guarantees or grant any security interests by the Company or by any of the Company Projects;

              (h) any contracts between or among (i) the Company and any of the Company Projects, (ii) the Company and any Shareholder of the Company or Affiliate of any Shareholder or (iii) any of the Company Projects and any Shareholder or Affiliate of any Shareholder;

              (i) any changes in the principal activities or any amendment to the Charter Documents or the charter documents of any of the Company Projects;

              (j) any amendments to the Technical Services Agreement, the Management Services Agreement, or any service agreement between the Company and any entity in respect of any Company Project;

              (k) issuance and allocation of the Management Options (as defined in Section 9); and

              (l) the determination by the Company of specific IWC Obligations (as defined in the Management Services Agreement dated as of the date hereof between IWC and the Company (the "Management Services Agreement")) to be performed by IWC pursuant to the Management Services Agreement.

         5.5  Chief Executive Officer.  The Chief Executive Officer of the
              -----------------------
Company shall be an individual nominated by IWC. The appointment of any such nominee shall be subject to the consent of STHL, which consent shall not be unreasonably withheld.

         5.6  Directors' Access.  Each Director shall be entitled to examine the
              -----------------
books and accounts of the Company. The Company shall provide to each Director, within 30 days after the end of each month, a monthly operating report of the Company and each Subsidiary containing such information as may be specified by the Board and such information relating to the business affairs and financial position of the Company as such Director may require. Any Director may provide such information to a Shareholder.

      6. Financial Reports and Auditing.
         ------------------------------

         6.1  Right of Inspection.  The Company shall allow the Shareholders and
              -------------------
their authorized representatives the right during normal business hours to inspect its books and accounting records and those of the Subsidiaries, to make extracts and copies therefrom at their own expense and to have full access to all of the Company's and each of the Subsidiaries' property and assets. Notwithstanding the foregoing in this Section 6.1, the Company shall not be obligated to provide any information to any Shareholder or Shareholder's representative or to any competitor of the Company pursuant to this Section 6.1 that the Company considers to be a trade secret or similar confidential information unless such Shareholder and such Shareholder's representative agrees not to use such information and to keep such information confidential. The foregoing rights of visitation and inspection shall be in addition to any other similar rights the Shareholders may have under the law of the Cayman Islands.

         6.2  Books and Records.  The Company and the Subsidiaries shall keep
              -----------------
proper, complete and accurate books of account in US dollars in accordance with international accounting standards and shall have their accounts audited annually in accordance with such standards by a reputable firm of international accountants appointed by the Board, which firm initially shall be KPMG Peat Marwick LLP.

         6.3  Reports.  The Company shall provide to each Shareholder (i) within
              -------
three months after the end of each Financial Year, the annual audited consolidated financial statements of the Company for such Financial Year, (ii) within 45 days after the end of each quarter, quarterly unaudited consolidated financial statements of the Company for such quarter, (iii) monthly operating reports in a format approved by the Board and (iv) such other reports as the Board may determine. The Company shall furnish to the Shareholders and their auditors such financial and other information relating to the business of the Company and its Subsidiaries as any of them may reasonably require.

         6.4  Budgets and Business Plans.  The Company shall prepare proposed
              --------------------------
annual operating and capital budgets and business plans for the Company and each Subsidiary, which shall be submitted to all Directors not less than two months prior to the commencement of each Financial Year. The Board shall adopt budgets and business plans for the Company and each Subsidiary within one month after the commencement of the relevant Financial Year.

         6.5  Bank Accounts.  The parties shall procure that the bank account or
              -------------
bank accounts opened in the name of the Company with The Hongkong and Shanghai Banking Corporation Limited, or such other bank or banks as may be determined by the Board, are maintained. Such account or accounts shall be operated as the Board shall resolve from time to time. All payments to or by the Company shall be paid into or withdrawn from such account or accounts.

      7. Funding.
         -------

         7.1  Additional Capital Contributions.  The Shareholders shall make
              --------------------------------
capital contributions to the Company as contemplated by any business plan approved by the Board in accordance with Section 5.4. Such capital contributions shall be made according to a schedule determined by the

Board.

         7.2  Failure to Make Capital Contribution.  If any Shareholder fails to
              ------------------------------------
contribute the capital required to be contributed by such Shareholder (a "Required Contribution") within the time specified by the Board, then the equity ownership interest of such defaulting Shareholder (a "Defaulting Shareholder") in the Company shall be reduced as provided in this Section 7, and the equity ownership interests of the remaining Shareholders who contribute both their own required capital contributions as well as all or a portion of the Defaulting Shareholder's Required Contribution shall be increased as provided in this
Section 7.

         7.3  Penalty Percentage.  For the purposes of this Section 7, the
              ------------------
"Penalty Percentage" shall be equal to the product of 100% times a fraction, the numerator of which shall be the Required Contribution and the denominator of which shall be the total capital contributed to the Company by the Shareholders of the Company between the date of this Agreement and the date and time that is immediately prior to the capital call in which the Defaulting Shareholder failed to make its Required Contribution (the "Capital Call").

         7.4  Reduction in Equity Interest.  Each Defaulting Shareholder's
              ----------------------------
equity interest in the Company shall be decreased such that such Defaulting Shareholder's total percent equity interest in the Company immediately after the Capital Call shall be equal to such Defaulting Shareholder's total percent equity interest in the Company immediately prior to the Capital Call minus the Penalty Percentage.

         7.5  Rights of Other Shareholders.  Each Shareholder that is not a
              ----------------------------
Defaulting Shareholder shall have the right to contribute additional capital to the Company to make up for the Defaulting Shareholder's Required Contribution. Each Shareholder that elects to exercise such right (a "Participating Shareholder") shall be permitted to contribute additional capital in an amount equal to its pro-rata share of the Required Contribution based upon the ratio its equity interest in the Company bears to the aggregate equity interest in the Company held by all of the Participating Shareholders. The aggregate percent equity interest of the Participating Shareholders in the Company shall be increased such that the aggregate percent equity interest of the Participating Shareholders in the Company immediately after the Capital Call shall be equal to the sum of the aggregate equity interest of the Participating Shareholders immediately prior to the Capital Call and the Penalty Percentage; and the Penalty Percentage shall be allocated among the Participating Shareholders pro-rata based upon the portion of the Required Contribution contributed by each Participating Shareholder.

         7.6  Further Assurances.  Each Shareholder hereby agrees to execute all
              ------------------
documents and instruments required to effect the transfers of equity interests set forth in this Section 7.

      8. STHL Option.  STHL shall have the option, exercisable in whole or in
         -----------
part by written notice to the Company and IWC (the "STHL Exercise Notice") at any time prior to the first anniversary of the date hereof, to subscribe for up to an aggregate of 3000 new Shares so that after such subscription the shareholding and equity interest of STHL in the Company shall increase from 30% to up to 40% (assuming that the management options provided for in Section 9 are not exercised) for a subscription price of US$1,000 per Share (the "STHL Option"). The closing of the subscription and issuance of Shares pursuant to the STHL Option shall take place on a date, not more than 30 days after the date of the STHL Exercise Notice, specified by STHL in the STHL Exercise Notice. At such closing, the Company shall deliver share certificates representing the Shares subscribed for by STHL, and STHL shall deliver payment of the subscription price in cash by certified bank check or wire transfer of immediately available funds.

      9. Management Options.  The parties agree that options to purchase up to
         ------------------
an aggregate of 900 Shares at a price of US$1,000 per Share may be issued upon the unanimous decision of the Board to members of senior management of the Company pursuant to a management stock option plan to be adopted by the Board (the "Management Options"); provided, however, that if the STHL Option is
                            --------  -------
exercised, the parties agree that the Company may also issue a number of additional options to purchase up to an aggregate number equal to five percent of the number of Shares issued by the Company to STHL upon exercise of the STHL Option at a price of US$1,000 per Share.

     10. Covenants of the Parties.
         ------------------------

         10.1  Memorandum and Articles of Association.  The parties agree,
               --------------------------------------
promptly after the date hereof, to take all necessary actions and execute all documents and instruments necessary to amend the Charter Documents to conform to the terms of this Agreement.

         10.2  Name Change.  As soon as is reasonably practicable after the date
               -----------
hereof, the parties shall take all actions and execute all documents necessary for the Company to effect the change of name of the Company as soon as reasonably practicable from Mainstream Limited to Star Telecom Overseas (Cayman Islands) Limited.

         10.3  Corporate Opportunities.  Before a Shareholder or any Affiliate
               -----------------------
of a Shareholder invests in a Person that is directly or indirectly engaged, or proposes to engage, in the radio paging business, such Shareholder must first offer the Company the opportunity to make such investment. The Company shall decide within 30 days after receipt of such offer whether or not to pursue such opportunity. If the Company elects not to pursue such opportunity, or if the Company subsequently declines to make such investment, such Shareholder or Affiliate may make such investment, provided that the terms of such investment are no more favorable to such Shareholder or Affiliate than those offered to the Company.

         10.4  License Agreements.  During the term of this Agreement, STHL
               ------------------
shall, and shall cause its Affiliates to, enter into technology and trademark licensing agreements substantially in the form attached hereto as Exhibit C with the Company if STHL or any of its Affiliates, as the case may be, shall develop any new technologies relating to the radio paging business.

         10.5  Taiwan Joint Venture.  Promptly after such time, if any, that
               --------------------
transfer of the registered ownership of STHL's interest in a company proposed to be named Pacific Paging Co., Ltd., a company being formed in the Republic of China (the "Taiwan Joint Venture"), from STHL to the Company is legally permitted, STHL shall take all actions and execute all documents necessary to transfer such registered ownership to the Company. Until such time, STHL shall take all actions and execute all documents necessary to ensure that the Company shall receive the full economic benefit of STHL's interest in the Taiwan Joint Venture.

         10.6  Subscription of Additional Shares.  Immediately after the First
               ---------------------------------
Closing (as defined in the Subscription Agreement), STHL and IWC shall subscribe for additional shares of the Company in accordance with the terms of the Subscription Agreement.

     11. Representations and Warranties.  Each party hereto represents,
         ------------------------------
severally and not jointly, to the other parties hereto that:

         (a) such party has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby and such party is duly organized and existing under the laws of the jurisdiction of its organization and that the execution and delivery by such party of this Agreement and the performance by such party of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of such party;

         (b) assuming the due authorization, execution and delivery hereof by the other parties, this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

         (c) the execution, delivery and performance of this Agreement by such party and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Memorandum of Association or By-laws (or comparable instruments) of such party; (ii) require such party to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental authority in such party's country of organization or any other person pursuant to any instrument, contract or other agreement to which such party is a party or by which such party is bound; (iii) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which such party is a party or by which such party is bound; (iv) violate any order, judgment or decree against, or binding upon, such party or upon its respective securities, properties or businesses; or (v) violate any law or regulation of such party's country of organization or any other country in which it maintains its principal office.

     12. Fees and Expenses.  Each of the parties hereto shall bear its
         -----------------
respective fees and expenses incurred in connection with the preparation, execution and performance of this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

     13. Confidentiality.
         ---------------

         13.1  General Obligation.  Each party undertakes that it shall
               ------------------
not reveal, and shall cause its directors, officers and employees not to reveal, to any third party any information acquired by it or them in connection with this Agreement or confidential or proprietary information concerning the organization, business, technology, finance, transactions or affairs of the Company, the Subsidiaries or the Company Projects or any other party hereto without the prior written consent of the other parties.

        13.2 Exceptions.  The provisions of Section 13.1 shall not apply to:
             ----------

             (a) information that is publicly available (except by virtue of a breach of this Agreement);

             (b) a disclosure to legal, financial or professional advisors or bankers of any party;

             (c) a disclosure, after giving prior notice to the other parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange or by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; or

             (d) a disclosure by the Company reasonably necessary in the ordinary course of business or otherwise in connection with transactions or proposed transactions of the Company.

        13.3 Disclosure to Third Parties.  Upon any Shareholder entering into
             ---------------------------
negotiations with any Person with a view to selling any Shares to such Person, information in respect of the Company or any Subsidiary that is reasonably necessary to permit such Person to evaluate the business of the Company or such Subsidiary may be provided to such Person, provided that such Person has executed a binding confidentiality letter in a form approved by the Board; provided that where such Person is involved in a competing business, the Board
- --------
may prohibit the disclosure of any such confidential information as the Board may determine.

     14. Publicity.  Except for a publicity release or public announcement,
         ---------
after giving prior notice to and consulting with the other parties to the extent practicable under the circumstances, to the extent required under the rules of any stock exchange or by applicable laws or governmental regulations or judicial or regulatory process, no publicity release or public announcement concerning the Company, any Subsidiary or any Company Project or the relationship or involvement of the parties shall be made by any party without advance approval thereof by the Board; provided that no disclosure of a party's identity may be
                      --------
made without the prior approval of such party.

     15. Foreign Corrupt Practices Act.  Each of the parties hereto, and each of
         -----------------------------
such party's shareholders, agents, representatives and Affiliates, shall at all times comply with the terms and provisions of the U.S. Foreign Corrupt Practices Act, and shall also cause the Company and each of its agents, representatives and Affiliates to so comply, in connection with the operation of the Company and the transactions contemplated hereby.

     16. Miscellaneous.
         -------------

         16.1  Legend.  Each certificate for any Shares now held or hereafter
               ------
acquired by any Shareholder shall, for as long as this Agreement is effective, bear a legend as follows:

         "Mainstream Limited (the "Company") is a company organized under the laws of the Cayman Islands, and the shares represented by this certificate may not be sold, assigned, transferred, exchanged, mortgaged, pledged or otherwise disposed of or encumbered without compliance with the provisions of that certain Shareholders' Agreement, dated as of August 30, 1996, among the Company and the shareholders of the Company named therein. A copy of such Shareholders' Agreement is on file at the principal offices of the Company. The Company will not register the transfer of such shares on the register of members of the Company unless and until the transfer has been made in compliance with the terms of such Shareholders' Agreement."

         16.2  Notices.  Any notice or other communication required or permitted
               -------
hereunder shall be in writing and shall be delivered personally or sent by registered mail or international courier service, in either case postage prepaid, or delivered by telecopy, telex, facsimile or similar telecommunications equipment. Any such notice shall be deemed given when so delivered personally or, if sent by registered mail, five days after the date of deposit in the mails or, if sent by international courier service, three days after the date of deposit with the courier service or, if delivered by telecopy, telex, facsimile or similar telecommunications equipment, at the time of receipt thereof, as follows:

              (a)  if to the Company, to:

                   Mainstream Limited
                   c/o Star Telecom Overseas Limited
                   414 Kwun Tong Road
                   Kwun Tong
                   Kowloon, Hong Kong
                   Attention:  Hugh McClung
                   Facsimile No.:  (852) 2918-1777

              (b)  if to IWC, to:

                   International Wireless Communications, Inc.
                   400 South El Camino Real
                   San Mateo, California 94402
                   U.S.A.
                   Attention:  Douglas Sloan Sinclair
                   Facsimile No.:  1 (415) 548-1842

              (c)  if to STHL, to:

                   Star Telecom Holding Limited
                   414 Kwun Tong Road

                   Kwun Tong
                   Kowloon, Hong Kong
                   Attention:  Francis Wong
                   Facsimile No.:  (852) 2598-1392

            Any party may, by notice to the other parties, designate another address or person for receipt of notices hereunder.

         16.3  Discrepancies.  If there is any discrepancy between any of the
               -------------
provisions of the Charter Documents or the charter documents of any of the Subsidiaries and this Agreement, the provisions of this Agreement shall prevail, and the parties shall thereupon procure that the Charter Documents or relevant charter documents, as the case may be, are promptly amended, to the extent permitted by applicable law, in order to conform with this Agreement.

         16.4  Severability.  In the event any provision hereof is held void or
               ------------
unenforceable by any court, such provision shall be severable and shall not affect the remaining provisions hereof.

         16.5  Entire Agreement.  This Agreement, together with the other
               ----------------
agreements referred to herein, reflects the entire agreement among the parties and supersedes all prior agreements and communications, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

         16.6  Term of Agreement.  This Agreement shall become effective upon
               -----------------
the execution hereof by all of the parties hereto and shall continue in effect until the earlier to occur of (a) the date on which at least 30% of the Shares in issue on a fully diluted basis are publicly traded on an internationally recognized stock exchange and (b) any date agreed upon in writing by all of the Shareholders.

         16.7  Amendment and Waiver.  This Agreement may not be amended,
               --------------------
modified or supplemented without the written consent of all of the parties hereto. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by each of the other parties hereto, and neither any such waiver nor any failure to insist upon strict compliance with such obligation, agreement or condition shall operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

         16.8  Consent to Specific Performance.  The parties hereto declare that
               -------------------------------
it is impossible to measure in money the damages that would be suffered by a party by reason of the failure by any other party to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

         16.9  Assignment; Binding on Transferee.  The provisions of this
               ---------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted transferees from and after the effective date hereof.

         16.10  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES.

         16.11  Arbitration.
                -----------

                (a) Any dispute or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "Rules") as are currently in force and as may be amended by the rest of this Section 16.11. For the purpose of such arbitration, there shall be one or more arbitrators appointed in accordance with the Rules (such single arbitrator or board of arbitrators, as the case may be, are referred to below as the "Arbitration Board"). The place of arbitration shall be Hong Kong. All arbitration proceedings shall be conducted in the English language. The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 16.10 of this Agreement. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                (b) Each party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

                (c) The costs and expenses of the arbitration, including, without limitation, the fees of the Arbitration Board, shall be borne equally by each party to the dispute or claim, and each party shall pay its own fees, disbursement and other charges of its counsel.

                (d) Any award made by the Arbitration Board shall be final and binding on the parties hereto. The parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of law for the award of the Arbitration Board, and a party shall not challenge or resist the enforcement action taken by another party in whose favor the award of the Arbitration Board was given.

         16.12  Shareholder Obligations; Further Assurances.  The parties hereto
                -------------------------------------------
shall comply with the provisions of this Agreement in relation to their investment in the Company and in transacting business with the Company and shall exercise their respective rights and powers in accordance with and so as to give effect to this Agreement. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

         16.13  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                           MAINSTREAM LIMITED


                           By: /s/
                               ------------------------------------
                               Name:
                               Title:


                           INTERNATIONAL WIRELESS COMMUNICATIONS, INC.


                           By:
                               /s/
                               ------------------------------------
                               Name:
                               Title:


                           STAR TELECOM HOLDING LIMITED


                           By:
                               /s/
                               ------------------------------------
                               Name:
                               Title:

                                   Exhibit A
                                   ---------

                               Company Projects
                               ----------------


(1)  India:
     -----

     RPG Paging Services Limited, an Indian company engaged in the radio paging business ("RPG"), the Shareholders of which are RPG Telecom Ltd., Hochu Corporation, NTT International Corporation and Star Paging India Limited ("Star India"). Star India is a wholly owned subsidiary of Star Telecom Overseas Limited ("STOL") and owns a 10.989% interest in RPG.

(2)  Indonesia:
     ---------

     A radio paging project currently being negotiated among PEWC
     Telecommunications Co. Ltd., STOL and Sumberkreasi Prima as described in the Memorandum of Understanding among such parties dated August 25, 1995.

(3)  Philippines:
     -----------

     A radio paging project currently being negotiated among Subic Bay Metropolitan Authority, Star Telecom Holding Limited ("STHL") and FNP Subic Services Corporation as described in the Memorandum of Understanding dated November 10, 1995 among such parties.

(4)  Cambodia:
     --------

     A project currently being negotiated between Serting Telecommunications Ltd. ("Serting") and STOL as described in:

     (A) the Hire Purchase Contract dated November 17, 1995 between (a) Star Telecom Holding Ltd., (b) Serting and (c) John S. K. Hau and John S.
           K. Hau and Associates and Finecom Limited;

     (B)   the letter dated December 11, 1995 from STOL to Serting; and

     (C)   the letter dated May 8, 1996 from STOL to Serting.

(5)  Thailand:
     --------

     A project currently being negotiated between STOL and SA Electrics Company Ltd. as described in the Memorandum of Understanding dated July 20, 1995 between such parties.

(6)  Taiwan:
     ------

     A project described in the Shareholders Agreement dated August 21, 1996 among Tai-Hsiu Investment Co. Ltd., Pacific Technology Co. Limited, STOL, Fubon Group, Evergreen International Corporation and Fan Jui-ying.

                                   Exhibit B
                                   ---------

                           Form of Deed of Adherence
                           -------------------------


THIS DEED OF ADHERENCE is made the                 day of              199

BETWEEN:

(1) Mainstream Limited (to be renamed Star Telecom Overseas (Cayman Islands) Limited), an exempted company incorporated in the Cayman Islands (the "Company"); and

(2) [Name of New Shareholder] (the "New Shareholder").

WHEREAS:

(A) On August 30, 1996, the Company and its shareholders entered into a Shareholders' Agreement (the "Shareholders' Agreement") to which a form of this Deed is attached as Exhibit B.

(B) The New Shareholder wishes to [be allotted/have transferred to him/her/it]
    [ ] shares (the "Shares") in the share capital of the Company from [       ]
    (the "Old Shareholder") and in accordance with the Shareholders' Agreement has agreed to enter into this Deed.

(C) The Company enters this Deed on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW THIS DEED WITNESSES as follows:

1. Interpretation.
   --------------

   In this Deed, except as the context may otherwise require, all words and expressions defined in the Shareholders' Agreement shall have the same meanings when used herein.

2. Covenant.
   --------

   The New Shareholder hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders' Agreement, and to the Company itself to adhere to and be bound by all the duties, burdens and obligations of a shareholder holding the same class of share capital as the Shares imposed pursuant to the provisions of the Shareholders' Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been an original party to the Shareholders' Agreement since the date thereof.

3. Enforceability
   --------------

   Each existing shareholder and the Company shall be entitled to enforce the Shareholders' Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of the Old Shareholder (other than those that are non-assignable) under the

   Shareholders' Agreement in each case as if the New Shareholder had been an original party to the Shareholders' Agreement since the date thereof.

4. Governing Law.
   -------------

   THIS DEED OF ADHERENCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES.

      IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.



                        MAINSTREAM LIMITED



                        By: _____________________________
                             Name:
                             Title:


                        [ Name of New Shareholder ]


                        By: _____________________________
                            Name:  [                    ]
                            Title: [                    ]

                                   Exhibit C
                                   ---------

                           Form of License Agreement
                           -------------------------

================================================================================



                  TECHNOLOGY AND TRADEMARK LICENSING AGREEMENT



                                    between



                          STAR TELECOM HOLDING LIMITED



                                      and



                              MAINSTREAM LIMITED
                 (TO BE RENAMED STAR TELECOM OVERSEAS (CAYMAN
                               ISLANDS) LIMITED)



                        _______________________________

                          Dated as of August 30, 1996

                        _______________________________




================================================================================

                           TECHNOLOGY AND TRADEMARK
                              LICENSING AGREEMENT


          THIS TECHNOLOGY AND TRADEMARK LICENSING AGREEMENT (this "Agreement") is entered into as of August 30, 1996, by and between STAR TELECOM HOLDING LIMITED, a Hong Kong company with its registered offices at 6/F, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong (the "Licensor"), and MAINSTREAM LIMITED (to be renamed STAR TELECOM OVERSEAS (CAYMAN ISLANDS) LIMITED), a Cayman Islands exempted company with its principal offices at 6th Floor, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon (the "Licensee").

          The Licensor is the owner of, or has the right to license, certain proprietary information and intellectual property rights relating to the provision of radio paging services.

          The Licensee desires to obtain from the Licensor, and the Licensor is willing to grant to the Licensee, a license to use such proprietary information and intellectual property rights to enable the Licensee to provide radio paging services within a certain territory as agreed by the Parties.

          The Licensor has entered into a Subscription Agreement with the Licensee and International Wireless Communications, Inc. ("IWC"), dated as of August 30, 1996 (the "Subscription Agreement"), pursuant to which the execution of this Agreement is a condition precedent to the obligation of IWC to complete the subscription of 12,600 shares of the Licensee's share capital from the Licensee and the payment of US$900,000 to the Licensor.

          In consideration of the foregoing and of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

          2.   Definitions.

               2.1 In this Agreement, unless otherwise defined or where the context otherwise requires, the following words and expressions shall have the following meanings:

               "Affiliates" of a party means any Person controlling, controlled by or under common control with such party. "Control" for this purpose means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, or the ownership or voting securities, by contract or otherwise.

               "Agreement" means this Agreement, including the Preamble, and, unless the context otherwise indicates, the Schedules and Exhibits hereto.

               "Article" means an Article of this Agreement.

               "Dollars" or "US$" means the lawful currency of the United States of America.

               "Effective Date" means the Closing Date as defined in the Subscription Agreement.

               "Improvement" means any development or improvement after the date hereof of the Proprietary Information or Patents or any portion thereof, including, without limitation, any new, improved or changed method of providing the Services.

               "Licensed Territory" means worldwide excluding Hong Kong.

               "Licensee" has the meaning set forth in the Preamble.

               "Licensing Fee" has the meaning set forth in Article 3.

               "Licensor" has the meaning set forth in the Preamble.

               "Noncompetition Agreement" means the Noncompetition Agreement dated as of the date hereof between IWC and the Licensor.

               "Notice of Infringement" has the meaning set forth in Article 4.

               "Parties" means the Licensor and the Licensee and their respective successors and permitted assigns, and a "Party" means either the Licensor or the Licensee and its successors or permitted assigns.

               "Patents" means all patents now or hereafter granted to the Licensor or other parties, and patents for which application has been made by the Licensor or other parties, which the Licensor has used, is using or may hereafter use in connection with or in relation to its radio paging services, including, without limitation, those patents and patent applications set forth in Schedule I attached hereto.

               "Person" means any natural person, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated association, governmental authority or other legal entity.

               "Proprietary Information" means the technical knowledge, inventions, creations, know-how, formulations, recipes, specifications, designs, methods, processes, techniques, data, rights, devices, drawings, instructions, expertise, trade practices, trade secrets, commercial information and other information now or hereafter in the possession of the Licensor relating to the provision of the Services, whether patented, patentable or not, and including Improvements, but not including Patents and Trademarks.

               "Schedule" means a Schedule to this Agreement.

               "Services" means radio paging services excluding the manufacturing of any products and equipment.

               "Subscription Agreement" has the meaning set forth in the Preamble.

               "Technical Documentation" means that portion of the Proprietary Information, Trademarks and Patents in written form and drawings to be furnished to the Licensee pursuant to this Agreement, including, without limitation, the details as specified in Schedule II attached hereto.

               "Technical Services Agreement" means the Technical Services Agreement dated as of the date hereof between the Licensor and the Licensee.

               "Term" has the meaning set forth in Article 10.1.

               "Termination" means the termination of this Agreement for any reason as provided for in Article 10.

               "Trademarks" means all registered trademarks and service marks of the Licensor or other parties now or hereafter in existence, and trademarks and service marks for which registration has been applied for by the Licensor or other parties, which the Licensor has used, is using or may hereafter use in connection with or in relation to its radio paging services, including, without limitation, those marks and applications for registration of marks set forth in
Schedule III attached hereto.

               2.2 In this Agreement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

          3.  Scope of Agreement.

               3.1 Licensed Technology and Intellectual Property Rights. The Licensor hereby grants the Licensee a license to (i) employ the Proprietary Information and (ii) use the Trademarks and the Patents for providing the Services in the Licensed Territory for the Term. Such license shall be on a non-exclusive basis to the extent permitted by the Noncompetition Agreement. The Licensee shall have the right to sublicense, assign or otherwise transfer the license granted hereby only to any entity in which the Licensee holds, directly or indirectly, an equity interest.

               3.2 Improvements. Either Party shall promptly notify the other Party of any Improvement that is discovered or developed by it, any of its employees or any other person authorized by it to have access to the Proprietary Information or Patents, as the case may be, and shall make complete disclosure thereof to the other Party. All proprietary rights to any Improvement shall belong to the Party that discovered or developed such Improvement. Any such Improvement discovered or developed by the Licensor shall be deemed to be part of the Proprietary Information or the Patents, as the case may be, subject to the terms and conditions of the license granted to the Licensee under this Agreement.

               3.3  License of Improvements owned by the Licensee.

All Improvements, if any, discovered or developed by the Licensee shall be licensed, during the term of this Agreement for no fee, by the Licensee to the Licensor for proper and authorized use and employment in connection with the provision of permitted radio paging services by the Licensor.

          4. Licensing Fees. The fee for the license (i) to employ the Proprietary Information and (ii) to use the Patents and Trademarks granted to the Licensee pursuant to the terms of this Agreement shall be US$100 per annum (the "Licensing Fee"). The Licensing Fee shall be paid to the Licensor by the Licensee in advance every year, on the date hereof and on every subsequent anniversary of such date.

          5.  Claims and Infringements.

               5.1 Notification of Claims. The Licensee shall notify the Licensor immediately of any claim or possible claim of any nature by a third party that the proper and authorized use of the Proprietary Information, any Trademark or any Patent by the Licensee is an infringement of any patent right, trademark right or other proprietary right of such third party. The Licensor shall be solely responsible for the cost and conduct of defending such claims.

               5.2 Compensation. In the case where infringement is established, the Licensor shall be solely responsible for the compensation or damages to any and all third parties and shall compensate the Licensee for all losses, expenses and fees incurred and liabilities and damages suffered by the Licensee arising from the proper and authorized use of the Patents, Trademarks and Proprietary Information.

               5.3 Infringement by a Third Party. If either Party hereto discovers or has knowledge of any third person or entity infringing or potentially infringing on any of the rights granted or licensed herein, or any part thereof, such Party shall promptly notify the other Party thereof in writing (the "Notice of Infringement") and furnish the other Party with all available information pertaining to such infringement or potential infringement. The Licensor shall have the right to take all action for the protection of the rights granted or licensed hereunder against such infringer or potential infringer by giving written notice (the "Action Notice") to such effect to the Licensee within 30 days of the giving of the Notice of Infringement. If the Licensor does not deliver the Action Notice within 30 days, the Licensee shall have the right, at the Licensee's expense, to take all such steps as it deems necessary or appropriate against the infringer or potential infringer.

          6.  Technical Documentation.

               6.1 Provision of the Technical Documentation. The Licensor shall furnish the Technical Documentation to the Licensee in the manner provided in this Article 5 for use by the Licensee in connection with providing the Services.

               6.2 Guarantee of Completeness. The Licensor guarantees that the Technical Documentation shall be legible and complete. The Licensee shall, within one month after receipt of any delivery of Technical Documentation, review such Technical Documentation and inform the Licensor in writing within such period of time of any failure of the Technical Documentation in question to be legible and complete, in which case the Licensor shall in its discretion correct or replace the relevant Technical Documentation free of charge.

          7.  Confidentiality.

               7.1  Obligation of Confidentiality.  Except as permitted by
Section 2.1, the Licensee agrees that neither it nor its successors in interest shall disclose, directly or indirectly, by any means, any of the Proprietary Information (including but not limited to the Technical Documentation) or details of the Patents and Trademarks to any individual, firm, enterprise or corporation not affiliated with the Licensee or its successors in interest, or to any government agency or organization or other person without the prior written approval of the Licensor.

               7.2 Permitted Disclosures. The Licensee may disclose Proprietary Information (including the Technical Documentation) or details of the Patents and Trademarks to (i) its employees, to approved subcontractors and their employees and to any entities affiliated with the Licensee or its successors in interest to the extent necessary for the provision of the Services by the Licensee in the Licensed Territory and (ii) any entity in which the Licensee holds, directly or indirectly, an equity interest.

               7.3 Use of Proprietary Information, Patents and Trademarks. The Licensee shall not use any of the Proprietary Information, Patents or Trademarks except as necessary to provide the Services in the Licensed Territory.

               7.4 Ownership of Proprietary Information, Patents and Trademarks. All proprietary rights in the Proprietary Information, Patents and Trademarks owned or possessed by Licensor shall remain the property of the Licensor. The Licensee shall at all times recognize the Licensor's ownership, rights and title in and to the Proprietary Information, Patents and Trademarks. The Licensee agrees and warrants that it shall not register nor attempt to register such Proprietary Information, Trademarks or Patents anywhere in the world, except with the written consent of the Licensor. The Licensor shall at all times recognize the Licensee's ownership, rights and title in and to Improvements developed or discovered by the Licensee. The Licensor agrees and warrants that it shall not register nor attempt to register such Improvements anywhere in the world, except with the written consent of the Licensee.

               7.5 Exceptions. Anything to the contrary notwithstanding, the provisions of Articles 6.1, 6.2 and 6.3 shall not apply to any information that
(a) is or becomes public other than as a result of disclosure by the Licensee,
(b) the Licensor agrees may be disclosed, (c) the Licensee is required to disclose by applicable law, regulation or legal process, (d) was available to the Licensee on a non-confidential basis prior to its disclosure by the Licensor, (e) becomes available to the Licensee on a non-confidential basis from a person other than the Licensor who is not known to the Licensee to be otherwise bound by a confidentiality agreement with the Licensor, or (f) is developed by the Licensee separate and apart from any disclosure by the Licensor.

          8. Licensor's Representations, Warranties and Covenants. The Licensor hereby represents, warrants and covenants to the Licensee that:

               (i) it is the lawful owner of or has the right to license the Proprietary Information, the Patents and the Trademarks;

               (ii) it shall enter into any and all necessary agreements (including but not limited to users agreement) as may be required by the laws of any part of the Licensed Territory for the purpose of registration of the Licensee's right to use any of the Proprietary Information, Patents or the Trademarks;

               (iii) (1) the ultimate parent company of the Licensor, Star Telecom International Holding Limited (formerly known as Star Paging (International Holding) Limited) (the "Parent Company") and Mr. Wong Kam Fu (the "Principal") have entered into a Services Agreement, dated July 10, 1991 (the "Services Agreement"), pursuant to which any invention or improvement or design made or process or information discovered or copyright work or trademark or trade name or get-up relating to the Business (as defined therein) created by the Principal during the continuance of his appointment as an executive director of the Parent Company (whether capable of being patented or registered or not and whether or not made or discovered in the course of the Principal's appointment as a director of the Parent Company) in conjunction with or in any way affecting or relating to the Business or capable of being used or adapted for use therein or in connection therewith (such intellectual property, the "Subject IP") shall belong to and be the absolute property of the Parent Company or any of its subsidiaries as the Parent Company may direct, (2) the Services Agreement is in full force and effect and neither party thereto is in default thereunder, (3) a true and complete copy of the Services Agreement has heretofore been delivered to the Licensee, (4) the Parent Company has not heretofore and shall not hereafter (and the Licensor shall cause it not to) waive any of its rights under Article 7 of the Services Agreement, (5) the Licensor is a subsidiary of the Parent Company, (6) the Licensor has the right to use all of the Subject IP and has the right to license any and all of the Subject IP to the Licensee and will continue to have such rights in the future notwithstanding the termination, if any, of the Services Agreement or the Principal resigning as a director of the Parent Company, and (7) the Licensor shall cause the Parent Company to keep and maintain the provisions of Article 7 of the Services Agreement in full force and effect during the Term of this Agreement;

               (iv) none of its affiliates or related individuals owns or holds the right to use any proprietary information, patents and trademarks relating to the Services except for proprietary information, patents and trademarks that the Licensor has the right to license and is licensing hereunder to the Licensee.

          9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES.

          10.  Arbitration.

               10.1 Any dispute or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "Rules") as are currently in force and as may be amended by the rest of this Article 9. For the purpose of such arbitration, there shall be one or more arbitrators appointed in accordance with the Rules (such single arbitrator or board of arbitrators, as the case may be, are referred to below as the "Arbitration Board"). The place of arbitration shall be Hong Kong. All arbitration proceedings shall be conducted in the English language. The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Article 8 of this Agreement. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

               10.2 Each party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

               10.3 The costs and expenses of the arbitration, including, without limitation, the fees of the Arbitration Board, shall be borne equally by each party to the dispute or claim, and each party shall pay its own fees, disbursement and other charges of its counsel.

               10.4 Any award made by the Arbitration Board shall be final and binding on the Parties. The Parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of law for the award of the Arbitration Board, and a party shall not challenge or resist the enforcement action taken by another party in whose favor the award of the Arbitration Board was given.

          11.  Term and Termination.

               11.1 Term. This Agreement shall commence on the Effective Date and shall continue in effect until the tenth (10th) anniversary of the Effective Date, unless earlier terminated pursuant to Article 10.2 below; provided, however, that such initial term may be extended from the date of the expiry of the initial term by agreement between the Licensee and the Licensor (such initial term and any extension thereof, through the expiration thereof or the date of any such earlier termination is referred to herein as the "Term").

               11.2 Termination. Notwithstanding the provisions of Article 10.1, this Agreement may be terminated by either Party by notice in writing to the other Party upon either Party becoming bankrupt or insolvent or if either Party is otherwise unable to discharge its financial obligations generally as they become due, or liquidates or otherwise ceases to continue to be in business for any reason. Upon termination of this Agreement (regardless of the cause of termination), the Licensee shall forthwith return to the Licensor all Technical

Documentation whether specified in Schedule II or III or otherwise supplied to the Licensee by the Licensor pursuant to this Agreement and shall not keep any copy of the same.

               11.3 Effect of Termination. The termination of this Agreement shall not affect the rights or liabilities of the Parties accrued as of the date of termination.

               11.4 Breach. If either Party shall breach any material provisions of this Agreement or default materially in its obligations hereunder, the other Party shall have the right, subject to Articles 6 and 7, to seek damages from the breaching or defaulting Party in respect of any cost, liability or loss caused by such breach or default (including but not limited to interest paid or lost as a result of such breach or default and any consequential damages). If the breach or default shall continue for 30 days after written notice to the breaching or defaulting Party by the other Party, then the latter Party shall have the right to terminate this Agreement immediately upon written notice to the breaching or defaulting Party.

               11.5 Surviving Obligations. Notwithstanding Termination, the Licensee or, if the Licensee has been liquidated or dissolved, any successor owner of the assets of the Licensee shall continue to be bound for the performance of all obligations of the Licensee under Article 6.

          12.  Assignment.

               12.1 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties, including their successors and permitted assigns.

               12.2 Assignment by the Licensor. Except as provided in Section 11.3, this Agreement, and the rights hereunder, shall not be assignable or transferable in whole or in part by the Licensor, either voluntarily or by operation of law or otherwise, without the written consent of the Licensee, and the Licensor shall not attempt to assign, transfer, pledge, sublicense or otherwise dispose of this Agreement or of any of its rights or obligations hereunder without the prior written consent of the Licensee. Any attempt by the Licensor to make any such disposition of this Agreement or of any of its rights or obligations hereunder without the prior written consent of the Licensee shall be void.

               12.3 Assignment by Licensor to Affiliates. Notwithstanding anything to the contrary in Section 11.2, the Licensor shall have the right to assign or transfer in whole, but not in part, its rights and obligations under this Agreement if it transfers the Proprietary Information, Trademarks and Patents to any of its Affiliates. The Licensor shall give notice to the Licensee prior to such assignment or transfer.

               12.4 Assignment by the Licensee. The Licensee shall have the right to perform this Agreement in whole or in part through any one or more of its Affiliates, and may sublicense, assign or otherwise transfer the license granted hereby as provided in Article 2.1.

          13.  Miscellaneous Provisions.

               13.1 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

               13.2 Entire Agreement. This Agreement, together with the other agreements referred to herein, reflects the entire agreement among the Parties and supersedes all prior agreements and communications, either oral or in writing, among the Parties with respect to the subject matter hereof.

               13.3 Waiver. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. A Party that in a particular situation waives its rights in respect of a breach of Agreement by the other Party shall not be deemed to have waived its rights against the other Party for a similar breach of Agreement in other situations.

               13.4 Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties.

               13.5 Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

               13.6 Severability. In the event any provision hereof is held void or unenforceable by any court, such provision shall be severable and shall not affect the remaining provisions thereof.

          14. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered mail or international courier service, in either case postage prepaid, or delivered by telecopy, telex, facsimile or similar telecommunications equipment. Any such notice shall be deemed given when so delivered personally or, if sent by registered mail, five days after the date of deposit in the mails or, if sent by international courier service, three days after the date of deposit with the courier service or, if delivered by telecopy, telex, facsimile or similar telecommunications equipment, at the time of receipt thereof, as follows:

                         (a)  if to the Licensor, to:

                              Star Telecom Holding Limited
                              414 Kwun Tong Road
                              Kwun Tong
                              Kowloon, Hong Kong
                              Attention:  Francis Wong
                              Facsimile No.: (852) 2771-7421

                         (b)  if to the Licensee, to:

                              Mainstream Limited
                              c/o Star Telecom Overseas Limited
                              414 Kwun Tong Road
                              Kwun Tong
                              Kowloon, Hong Kong
                              Attention:  Hugh McClung
                              Facsimile No.:  (852) 2918-1777

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year first written above.


                                       MAINSTREAM LIMITED


                                       By:________________________
                                          Name:
                                          Title:


                                       STAR TELECOM HOLDING LIMITED


                                       By:________________________
                                          Name:
                                          Title:

                                  Schedule I

                                    Patents
                                    -------

                                  Schedule II

                            Technical Documentation
                            -----------------------

                                 Schedule III

                                  Trademarks
                                  ----------